FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2006

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 26, 2006, United States Cellular Corporation (“U.S. Cellular”) issued a news release announcing its results of operations for the third quarter of 2005. Such news release also included restated results of operations for certain prior periods. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated by reference herein. Attached as Exhibit 99.2 is a safe harbor cautionary statement under the Private Securities Litigation Reform Act of 1995.

The information in this Item 2.02 of Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As discussed below, on May 1, 2006, U.S. Cellular will not be in compliance with a listing standard of the American Stock Exchange (“AMEX”) that requires it to furnish to shareholders its annual report for the year ended December 31, 2005 by April 30, 2006, but has received an extension of time from the AMEX to comply with such listing standard.

As previously disclosed, U.S. Cellular determined to restate financial statements for certain prior periods. It was necessary to complete the restatements before U.S. Cellular could complete and file its Form 10-Q for the period ended September 30, 2005. The restatements and Form 10-Q for the period ended September 30, 2005 were filed with the SEC on April 26, 2006. However, the additional time required to complete and file such restatements and such Form 10-Q resulted in a delay in the filing of U.S. Cellular’s Form 10-K for the year ended December 31, 2005, which includes portions of the annual report to shareholders for the year ended December 31, 2005. U.S. Cellular has not yet filed such Form 10-K with the SEC.

Pursuant to Section 611 of the AMEX Company Guide, annual reports must be submitted to shareholders and filed with the AMEX not later than four months after the close of the last preceding fiscal year of the company. This date is April 30, 2006 with respect to U.S. Cellular’s annual report to shareholders for the year ended December 31, 2005. U.S. Cellular must file its Form 10-K for the year ended December 31, 2005 before it can complete and distribute its annual report to shareholders. U.S. Cellular cannot complete its annual report to shareholders by April 30, 2006. Accordingly, U.S. Cellular requested from the AMEX an extension until July 31, 2006 in order to provide additional time to complete and mail its annual report to shareholders and the AMEX has granted such an extension. U.S. Cellular will regain compliance with such AMEX listing standards when it has distributed its annual report to shareholders for the year ended December 31, 2005 on or prior to July 31, 2006.

As previously disclosed, U.S. Cellular also received a notice from the staff of the AMEX indicating that it was not in compliance with AMEX listing standards, due to its failure to file its quarterly report on Form 10-Q for the quarter ended September 30, 2005 on a timely basis. U.S. Cellular is now in compliance with such listing standards with respect to such Form 10-Q as a result of the filing of such form with the SEC on April 26, 2006 as noted above. In addition, U.S. Cellular also received a notice from the staff of the AMEX indicating that it was not in compliance with AMEX listing standards, due to its failure to file its annual report on Form 10-K for the year ended December 31, 2005 on a timely basis. U.S. Cellular has not yet filed its Form 10-K for the year ended December 31, 2005. U.S. Cellular also does not expect to file its Form 10-Q for the quarter ended March 31, 2006 on a timely basis and this will also result in non-compliance with the AMEX listing standards. However, as previously disclosed, the AMEX granted U.S. Cellular an extension until June 30, 2006 to regain compliance with such AMEX listing standards. U.S. Cellular will regain compliance with such AMEX listing standards when it has filed with the SEC its Form 10-K for the year ended December 31, 2005 and its Form 10-Q for the quarter ended March 31, 2006 on or prior to June 30, 2006.

Item 9.01. Financial Statements and Exhibits

(d)                   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:  April 26, 2006

By:	/s/ Kenneth R. Meyers
Kenneth R. Meyers
Executive Vice President – Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

99.1	Press Release dated April 26, 2006.

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement